UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Sections 1-4. Not applicable.

Section 5. Financial Information

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2007, the Board of Directors of the Company amended Section 18(a) of the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”) to provide that the restricted period for non-performance-based restricted stock awards that are granted to Plan participants who elect to receive such awards in lieu of a cash bonus shall not be less than one year. Under the previously existing terms of the Plan, the minimum restricted period for such awards was three years. The full text of the amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2007, the Board of Directors of the Company amended Article VIII, Section 4 of the Company’s Bylaws to allow for the issuance of uncertificated shares. The full text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Sections 6-8. Not applicable.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1	First Amendment to the Bylaws of Amerigon Incorporated

Exhibit 10.1	Second Amendment to the Amerigon Incorporated 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

	By:	/s/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer
Date: March 20, 2007

Exhibit Index

3.1	First Amendment to the Bylaws of Amerigon Incorporated

10.1	Second Amendment to the Amerigon Incorporated 2006 Equity Incentive Plan